CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Financial Statements and Experts" in the Prospectus/Proxy Statement included in the Registration Statement on Form N-14 of the Touchstone Investment Trust to be filed on or about February 11, 2004 and to the use of our report dated November 17, 2003 on the financial statements of the Touchstone Investment Trust incorporated by reference therein.

                                                       Ernst & Young LLP

Cincinnati, Ohio
February 9, 2004